MANUFACTURERS REPRESENTATIVE AGREEMENT

                       H.H. BROWN SHOE TECHNOLOGIES, INC.
                            D/b/a DICON TECHNOLOGIES

                                       And

                        RM ENTERPRISES INTERNATIONAL, LTD











                                        Prepared by:

                                        Daniel H. Bobis, Esq.
                                        Lerner, David, Littenberg,
                                        Krumholz & Mentlik, LLP
                                        Westfield, New Jersey 07090

                                        Alan H. Kaplan, Esq.
                                        Counsel
                                        RM Enterprises International, ltd

Dated: January 11, 2001

                     MANUFACTURERS REPRESENTATIVE AGREEMENT


     THIS Agreement made as the 1st. day of August, 2001 between:

                       H.H. BROWN SHOE TECHNOLOGIES, INC.
                         D/b/a DICON TECHNOLOGIES, INC
                             A Delaware Corporation
                         Having a place of business at
                                3-00 Banta Place
                          Fair Lawn, New Jersey 07410

     Hereinafter DICON, and

                       RM ENTERPRISES INTERNATIONAL, LTD.
                             A Delaware Corporation
                         Having a place of business at
                         183 Madison Avenue, Suite 803
                            New York, New York 10016

     Hereinafter RM ENT.

                                    STATEMENT

     DICON is a manufacturer of many types of hydrophilic foam products, hereinafter referred to as the DICON PRODUCTS.

     From time to time RM ENT will have customers for said DICON PRODUCTS and RM ENT desires to act as representative of DICON in the marketing and sale of such DICON PRODUCTS and DICON is willing to grant such right to RM ENT, all on the terms and conditions as hereinafter set forth.

     NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable considerations, the receipt of which is acknowledged by the parties, the parties mutually covenant and agree as follows:

                                    ARTICLE I

                               CONDITION PRECEDENT

1.1 Excepted from the DICON PRODUCTS is a certain hydrophilic foam molded product with superabsorbent polymer and detergents, soaps and waxes manufactured by DICON under a Supply and Requirements Agreement with RSI ENTERPRISES, INC. (REQUIREMENTS AGREEMENT) entered into as of July 1, 2001, which product is identified in such REQUIREMENTS AGREEMENT as the RSI
     SPONGE PRODUCTS, and RSI has the exclusive right to market, promote, advertise and sell such RSI SPONGE PRODUCTS for use in the cleaning and polishing of land, sea and air transportation vehicles.

1.2 The performance of RM ENT and DICON, pursuant to the terms and conditions as set forth herein, shall not constitute a breach of the terms and conditions of the said REQUIREMENTS AGREEMENT nor shall it create any liability under the terms and conditions of said REQUIREMENTS AGREEMENTS.



                                   ARTICLE II

                            PRODUCTS AND TERRITORIES

2.1

(a) Subject to the limitations, terms and conditions set forth herein, for the specific customers as set forth in EXHIBIT A attached, hereinafter called RM ENT SPECIAL CUSTOMERS LIST, DICON hereby appoints and grants to RM ENT the exclusive authority to solicit orders on behalf of DICON for DICON PRODUCTS.

(b) The parties may add to or terminate one or more of the customers on the RM ENT SPECIAL CUTOMERS LIST in accordance with the procedure as follows:

     i. After the effective date of this Agreement, the parties at any time may, by mutual consent in writing signed by both parties, agree to add a new customer to or terminate an existing customer from the RM ENT SPECIAL CUSTOMERS LIST.

     ii.  After the effective  date of this  Agreement,  RM ENT may, by a thirty
          (30) day notice in writing to DICON, request that a new customer be added, giving supporting reasons therefore. IF DICON, fails or refuses to object to the RM ENT request within said thirty (30) day period or such extensions thereon to which the parties agree in writing, then the new customer shall automatically be added to the RM ENT SPECIAL CUSTOMERS LIST and RM ENT with respect to any such new customer shall be subject to the same terms and conditions as set forth in the Agreement provided further, however, if any objections regarding such new customer cannot be resolved amicably between the parties during such period, then either party may elect to submit the issue regarding adding such new customer to Arbitration as herein provided.

     iii. For any such new customer added to the RM ENT SPECIAL CUSTOMERS LIST, RM ENT shall have eighteen (18) months in which to establish an active management and marketing relationship between such new customer and DICON.

     iv. After this Agreement has been in force for eighteen (18) months following the effect date thereof, or the case of a new customer added to the RM ENT SPEICAL CUSTOMERS LIST for a period of eighteen (18) months to begin following the month in which said new customer was added to the RM ENT SPECIAL CUSTOMER LIST, DICON shall have the right by a thirty (30) day period or such extensions thereof on which the parties shall agree in writing signed by both parities, then the termination of such existing customer shall become effective thereof, provided further, however if any objections regarding such termination cannot be resolved amicably between the parties during such period, then either party may elect to submit the issue regarding termination of such existing customer to Arbitration as herein provided.

     v. In the event that a customer on the RM ENT SPECIAL CUSTOMERS LIST shall be terminated for any reason, all further marketing efforts with such terminated customer shall be on a non-exclusive basis.



                                   ARTICLE III

                        ORDERS, PRICES AND SALES POLICIES

3.1 Orders for products solicited by RM ENT shall be forwarded to DICON for acceptance by DICON either in writing or by shipment of any such order.

3.2 Prices, chargers, terms and conditions of sale for the enumerated products herein shall be established by DICON from time to time, and those prices, charges, terms and conditions of sales currently in effect shall be supplied to RM ENT; further, however, prices shall at all times be subject to DICON'S price adjustment clauses, if any, on which RM ENT has received notice in writing and which are in effect during the period that this Agreement is in force.

3.3 Notice of any changes in the said prices, terms and conditions of sale for the products enumerated herein shall be provided in writing to RM ENT, and any such changes shall take effect thirty (30) days after the receipt of such written notice by RM ENT, provided further, however, that any such changes shall not be effective against orders received by DICON prior to the date when such price change becomes effective.

3.4 All orders entered by RM ENT and shipped will be invoiced by DICON directly to the customer. DICON shall maintain all accounts with customers and shall have full responsibility for obtaining due payment thereof. However, DICON shall have the right to request RM ENT to aid and abet the collection of any past due accounts.

                                   ARTICLE IV

                            RESPONSIBILITIES OF DICON

4.1. Except as provided herein, DICON will not enter into a like agreement with others if with the customers as shown on the RM ENT SPECIAL CUSTOMERS LIST for the sale of the DICON PRODUCTS during the life of this Agreement.

4.2 DICON reserves the right to make quotations and to market and sell the DICON PRODUCTS, either directly or through others, for OEM accounts, export, Federal Government and other customers not identified on the RM ENT SPECIAL CUSTOMERS LIST.

4.3 Except as to the exclusions above set forth, DICON agrees to notify RM ENT of all inquires, invoices and communications received or transmitted by DICON for any of the enumerated customers on the RM ENT SPECIAL CUSTOMERS LIST and to promptly supply to RM ENT copies of all invoices, correspondence and documentation between the customers making such inquirers and communication, and DICON will recommend to such customers making such inquiries to use the services of and to placing of orders directly with RM ENT. However, if any such person shall elect to place the order with DICON, after consulting with RM ENT, commissions as hereinafter provided shall become due and payable on any such order in accordance with the terms hereof.

4.4 DICON represents that it has a manufacturing facility and the required personnel to fulfill the manufacturing requirements for meeting orders entered upon DICON by RM ENT in accordance with the terms and conditions of this Agreement, and RM ENT acknowledges that is has inspected and approved the DICON manufacturing facilities for providing the DICON PRODUCTS.

                                    ARTICLE V

                           RESPONSIBILITIES OF RM ENT

5.1 RM ENT shall maintain a sales facility and the required personnel to fulfill the terms and conditions of the present Agreement and to promote the sale of the products coming under this Agreement and all expenses and disbursements therefor shall be the sole and whole responsibility of RM ENT, and no claim therefor shall be made against DICON. In the event that RM ENT shall fail to promote the marketing, advertisement and sale of the DICON PRODUCTS either to all of the customers listed or any individual customers listed in the RM ENT SPECIAL CUSTOMERS LIST, this shall be grounds for the termination of cancellation of all or part of this representation Agreement by DICON as hereinafter provided.

5.2 RM ENT acknowledges that the relationship of employer-employee is not established by reason of the making of this Agreement and RM ENT is an independent contractor having sole control of the manner and means for performing the obligations under the terms and conditions of this Agreement.

5.3 RM ENT acknowledges that is does not have and that it will not hold itself out as having any right, power or authority to create any contract or obligation, express or implied, on behalf of or in the name of binding upon DICON.

5.4 RM ENT shall not represent any other third party either directly or indirectly for the purposes of marketing and selling any product line which competes with the products enumerated herein during the full term of this Agreement.

5.5 RM ENT acknowledges and agrees that no rights or interest in or under any DICON patents, trademarks, service marks or the DICON business name shall be acquired by reason of the authority granted under the terms and conditions of this Agreement or by reason of the making of this Agreement; and RM ENT acknowledges that the same are owned by DICON, and further on termination of this Agreement, as hereinafter provided as a condition of termination, RM ENT will terminate all use of any DICON trademarks, service marks and of the DICON business name and will discontinue any display thereof.

5.6 The parties mutually acknowledge that this Agreement relies in part on the trust imposed on each other in their dealing with the customers now or hereinafter listed on the RM RNT SPECIAL CUSTOMERS LIST. Accordingly, the parties agree to keep each other fully informed regarding all communications had with such customers and agree to work in behalf of their mutual best interest in regard to each of said customers. Any failure to maintain this understanding shall constitute a breach of this Agreement.

                                   ARTICLE VI

                                   COMMISSIONS

6.1 NET SALES as used herein shall mean the invoiced amount per product actually shipped by DICON and paid for by the customers during the terms of this Agreement less freight, transportation or other shipping charges, insurance, customs duties, sales and use taxes, federal excises taxes and normal and recurring bona fide trade discounts, if any.

6.2 DICON agrees to pay RM ENT and RM ENT agrees to accept, in full payment for all services and expenses incurred by RM ENT in accordance with the terms and conditions hereunder, a commission equal to ten percent (10%) of the NET SALES on all products entered on and invoiced by DICON on orders from customers on the RM ENT SPECIAL CUSTOMERS LIST.

6.3 Commissions shall be earned when DICON ships the products to the customers in accordance with orders as entered herein, and the payment of commissions shall be made to RM ENT within thirty (30) days after the customer is informed on a given order by DICON, subject to DICON'S right to deduct returns and allowance incurred during the month previous to the month in which any payments are made.

6.4 RM ENT may call on DICON in the case of any of the customers on the RM ENT SPECIAL CUSTOMERS LIST to help negotiate or to resolve any other problems which arise with respect to an order or potential order, in which event the commission to be received by RM ENT shall be adjusted between the parties as a function of the responsibilities which each of the parties take in actively managing the sales effort on the particular customer.

6.5

     (a) In the event that a new customer shall be added or a request that a new customer be added for the DICON PRODUCTS other than one on the RM ENT SPECIAL CUSTOMERS LIST, and RM ENT shall agree to undertake the ongoing and active management and marketing effort for the supplying of DICON PRODUCTS to such new customer, then such new customer shall be deemed to fall within the RM ENT SPECIAL CUSTOMERS, and the terms and conditions of this Agreement shall apply to such added customer and this shall be confirmed in writing between the parties.

     (b) In the event RM ENT shall introduce a new customer for the DICON PRODUCTS other than one on the RM ENT SPECIAL CUSTOMERS LIST but RM ENT shall be unable to undertake the active management and marketing effort for supplying of DICON PRODUCTS to such new customer, RM ENT shall receive only a FINDER'S FEE equal to five percent (5%) of the NET SALES of the DICON PRODUCTS entered and purchased by such new customer during the first two ANNUAL PERIODS following the introduction and acceptance by DICON of such new customer, but no further commissions or other consideration need to be paid by DION to RM ENT thereafter.

                                   ARTICLE VII

                            DURATION AND TERMINATION

7.1 Unless sooner terminated as herein provided, this Agreement will run for three (3) ANNUAL PERIODS, the first ANNUAL PERIOD to commence on August 1, 2001 and end on July 31, 2002 and thereafter, unless sooner terminated or cancelled, shall renew itself from ANNUAL PERIOD that this Agreement shall remain in force shall commence on the anniversary date of said first ANNUAL PERIOD.

7.2 After the end of the third ANNUAL PERIOD, this Agreement shall be subject to the right of either party to terminate the Agreement at will by a thirty
     (30) day notice in writing to the other party.

7.3 In the event of termination, other than for cause and except as otherwise limited herein, commissions will be paid to RM ENT on all orders booked up to the effective date of termination, even though the same may be shipped thereafter, provided further, however, that following any such termination other than for cause, for a period of twenty-four (24) months, the first month to begin on the first month following the effective date of termination and the last month to end on the last day of the twenty-fourth (24th.) month thereafter, DICON shall pay to RM ENT a commission of five percent (5%) of the NET SALES of all products shipped and invoiced by DICON on orders entered from customers on the RM ENT SPECIAL CUSTOMERS LIST, and all DICON'S liability for commission due to RM ENT on such termination shall thereafter be discharged.

                                  ARTICLE VIII

                               GENERAL CONDITIONS


8.1 This Agreement contains the entire understanding of the parties and supersedes all previous oral and written agreements relating to this subject matter, if any, and there are no other agreements, representations, warranties or obligations between the parties for the purpose of this Agreement, other than those set forth herein. This Agreement cannot be changed or modified except by mutual agreement of the parties consented to in writing signed by both parties.

8.2 The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Delay or failure at any time to enforce any rights hereunder shall not constitute a waiver of said rights or of any other rights.

8.3 The validity of this Agreement and the interpretation and performance of all of the terms shall be governed by the laws of the State of New Jersey or of the United States, as the case may be.

8.4 Any controversy, dispute or claim arising out of the terms and conditions of this Agreement or relating to this Agreement or any breach thereof, including without limitations, any claim that this Agreement or any portion thereof is invalid, illegal or otherwise voidable, or any statutory claims, shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgement upon any award may be entered in any court having jurisdiction of the party against whom such award is granted, provided further that such arbitration shall be subject to the following:

     (i)  it shall be held in metropolitan North New Jersey;

     (ii) the parties shall share the cost of the arbitration equally; and

     (iii)the arbitration tribunal hearing such arbitration shall not be authorized to award pecuniary damages and shall limit discovery to thirty (30) days.

 8.5 (a) All material which is stamped confidential and/or shall be otherwise designated as confidential by DICON shall be so maintained by RM ENT and not disclosed except on an - as needed - basis for the purpose of marketing the products coming under the terms of this Agreement, and on termination all such material and copies thereof shall be returned to DICON, and for a period of five (5) years, the information contained therein shall not be disclosed to any other third party of used to compete with DICON during such period.

     (b) Any samples of the products which RM ENT has on hand as of the effective date of termination of this Agreement must be returned for credit or RM ENT'S account will be charged and RM ENT will be liable for the new amount of such product.

8.6 Any notice to be given shall be in writing sent first-class mail postage prepaid or hand delivered, and such notice shall be addressed to the party at the address stated herein or such other address on which a party has notified the other party in writing, and the notice shall be deemed effective as of the United States Postal Authority date stamp thereon.

8.7 This Agreement is personal in nature and cannot be assigned or transferred by RM ENT without the written consent of DICON, except that RM ENT shall have the right to assign and transfer this Agreement to as subsidiary provided that:

     (a) RM ENT shall give notice thereof to DICON and make a representation that such subsidiary is financially competent to assume all the rights and obligations under this Agreement; and

     (b) Any such subsidiary shall acknowledge in writing that they have read and reviewed all the terms and conditions of this Agreement and agree to be bound by all the terms and obligations as set forth therein

                               SEPARATE LAST PAGE

                      ALL SIGNATURES AND DRYZ LOGO ON FILE

     IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed by their authorized representative and the effective date of this agreement to be the date first above set forth.



                                       Signed at Fairlawn, New Jersey
                                       On this 8th day of July, 2001

                                       H.H. BROWN SHOE TECHNOLOGIES, INC.
                                       d/b/a/ DICON TECHNOLOGIES


                                       By   /s/ Wayne Celta
                                            WAYNE CELIA, VICE PRESIDENT


                                       Signed at Fairlawn, New Jersey
                                       On this 8th day of July, 2001


                                       RSI ENTERPRISES, INC.


                                       By /s/ Michael L. Metter
                                          MICHAEL L. METTER, PRESIDENT

                                    EXHIBIT A

                          RM ENT SPECIAL CUSTOMERS LIST

1.   Reckitt Benkiser

2.   Ameriderm

3.   Endorex